Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER AND APPOINTMENT OF

JAMES D. MILLER ON INTERIM BASIS

VANCOUVER, WASHINGTON, May 5, 2008 - Barrett Business Services, Inc. (Nasdaq: BBSI) today announced that Michael D. Mulholland, who serves as the Company's Chief Financial Officer, has resigned his positions with the Company effective May 7, 2008, for personal reasons. The Company plans to promptly commence a search to fill the Chief Financial Officer position.

Effective May 7, 2008, James D. Miller, currently the Company's Controller, will assume the duties of Chief Financial Officer, Treasurer and Secretary, in addition to continuing to serve as the Company's Principal Accounting Officer. Mr. Miller has been Controller of the Company for more than 14 years. He previously was a certified public accountant with the firm now known as PricewaterhouseCoopers LLP.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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